Exhibit 10.1

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE AGREEMENT (the “Second Amendment”) is entered into as of the 17th day of February, 2012, by and between Prologis L.P., a Delaware limited partnership formerly known as AMB Property, L.P. (“Landlord”) and InvenSense, Inc., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant have entered into a Lease dated June 13, 2007, as amended by that First Amendment to Lease dated June 26, 2009, pursuant to which Landlord leased to Tenant certain premises consisting of approximately 50,895 rentable square feet located at 1195-1197 Borregas Avenue, Sunnyvale, California 94089 (the “Premises”), such lease, as heretofore modified, being herein referred to as the “Lease”.

WHEREAS, Landlord and Tenant desire to modify the Lease on the terms and conditions set forth below. Landlord and Tenant agree that Landlord is seeking internal approval to commit to an 18 month extension with Tenant. Landlord has until March 16, 2012 to provide such notice to Tenant.

AGREEMENT:

NOW THEREFORE, in consideration of the Premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Should Landlord not be willing or able to commit to an 18 month extension with Tenant by Friday, March 16, 2012 (the “Notice Date”), Tenant can lease the Premises on a month to month basis from the time period 8/1/12 – 1/31/13 (the “Second Extension Term”). Tenant can terminate the lease by providing Landlord 60 days prior written notice. Except as expressly set forth herein, all of the terms and conditions of the Lease shall remain in full force and effect during the Second Amendment, including the Base Rent payable under the lease which shall continue to be $59,532.00 per month and no holdover Rent shall be charged to Tenant.

2.	Except as otherwise expressly provided herein, all defined terms used in this Second Amendment shall have the same respective meanings as are provided for such defined terms in the Lease. Tenant shall accept the Premises in its “as is” condition and shall pay Operating Expenses as provided in the Lease during the Second Extension Term.

3.	Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

4.	Insofar as the specific terms and provisions of this Second Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this Second Amendment shall govern and control; in all other respects, the terms, provisions and exhibits of the Lease shall remain unmodified and in full force and effect.

5.	Landlord and Tenant hereby agree that (i) this Second Amendment is incorporated into and made a part of the Lease, (ii) any and all references to the Lease hereinafter shall include this Second Amendment, and (iii) the Lease and all terms, conditions and provisions of the Lease are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

6.	Any obligation or liability whatsoever of ProLogis, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

IN WITNESS WHEREOF, the parties hereto have signed this Second Amendment as of the day and year first above written.

TENANT: InvenSense, Inc. a Delaware corporation		LANDLORD: Prologis, L.P., a Delaware limited partnership

By: Prologis, Inc.,
its General Partner

By:	/s/ Steve Nasiri	By:	/s/ Brandon J. Page
Name:	Steve Nasiri	Name:	Brandon J. Page
Title:	CEO	Title:	Market Officer, Vice President